Exhibit 10.6(a)

AMENDMENT TO

WCI COMMUNITIES, INC. LONG-TERM EQUITY INCENTIVE PLAN

WHEREAS, WCI Communities, Inc., a Delaware corporation (the “Company”), currently maintains and sponsors the WCI Communities, Inc. Long-Term Equity Incentive Plan (the “Plan”); and

WHEREAS, Section 16(l) of the Plan provides that the Board may amend the Plan at any time; and

WHEREAS, Capitalized terms not defined herein shall have the meaning ascribed thereto in the Plan.

NOW THEREFORE, the following amendments to the Plan are hereby adopted:

1.             Section 5(a) of the Plan is amended by deleting it in its entirety and replacing it with the following:

“Shares Available for Awards. WCI Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of WCI Stock. The total number of shares of WCI Stock that may be issued pursuant to Awards granted under the Plan shall be 113,982 shares. A maximum 113,982 shares may be subject to grants of Incentive Stock Options.”

2.             This amendment shall be effective as of May 14, 2012 (the “Amendment Effective Date”), provided, however, that this amendment is approved by the holders of a majority of the outstanding WCI Stock which is present and voted at a meeting, or by written consent in lieu of a meeting, which approval must occur within the period ending twelve (12) months before or after the date the amendment is adopted by the Board (the “Shareholder Approval”). In the event the Shareholder Approval is not timely obtained, any Award issued following the Amendment Effective Date shall be cancelled and become null and void to the extent such Award causes a violation of Section 5(a) of the Plan in effect prior to the Amendment Effective Date.

3.             This amendment supersedes any and all provisions of the Plan and all prior amendments thereto to the extent said provisions and prior amendments are inconsistent with this amendment.

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IN WITNESS WHEREOF, the Company has caused this amendment to the Plan to be adopted by its Board and signed by its duly appointed officers and its corporate seal affixed hereto as of the date set forth below.

WCI COMMUNITIES, INC.
Delaware corporation

		By:	/s/ David Fry
		Name:	David Fry
		Title:	President and CEO
		Dated:	5/14/12

ATTEST:

By:	/s/ Vivien Hastings
Secretary
Dated:	May 14, 2012